EXHIBIT 10.7
SENIOR SECURED PROMISSORY NOTE

$5,000,000     February 10, 2021

FOR VALUE RECEIVED, on February 10, 2022 (the “Maturity Date”), Remark Holdings, Inc., a Delaware corporation having its principal office at 800 S. Commerce Street, Las Vegas, NV 89106 (“Borrower”), and each subsidiary of Borrower listed on the signature pages hereto (each a “Guarantor”, collectively, the “Guarantors” and, together with Borrower, the “Loan Parties” and each a “Loan Party”) hereby promises to pay to the order of JEFFERSON REMARK FUNDING LLC, a Delaware limited liability company (“Lender”), the principal sum of Five Million Dollars ($5,000,000) (the “Loan”), together with interest on the unpaid principal balance of this Note payable at a rate equal to fifteen percent (15%) per annum (the “Interest Rate”), computed on the basis of a 365-day year for the actual number of days elapsed, commencing on the date of this Senior Secured Promissory Note (this “Note”).

1.Draw Down; Interest; Repayment. Borrower shall draw down the entire principal amount of the Loan on the date of this Note. Subject to Section 8, Borrower shall pay interest on the unpaid principal amount of the Loan for the period commencing on the date on which such Loan is made by the Payee to the Maker until such Loan is paid in full at the Interest Rate. Accrued interest on the Loan shall be payable in arrears on the last Business Day of each calendar quarter commencing on March 31, 2021, upon any prepayment of the Loan and on the Maturity Date. All amounts outstanding under this Note, including all accrued and unpaid, shall be due and payable in full on the Maturity Date.
2.Fees. Borrower shall pay to Lender on the date of this Note, for its own account, an upfront fee equal to 3.0% of the amount of the Loan, which shall be netted against the draw down of the Loan.
3.Application of Payments. All payments by Borrower under this Note shall be applied first to any fees and expenses due and payable hereunder, then to the accrued interest due and payable hereunder and the remainder, if any, to the outstanding principal. Borrower and every endorser or guarantor of this Note, regardless of the time, order or place of signing, hereby waives presentment, demand, protest and notices of every kind and assents to any permitted extension of the time of payment and to the addition or release of any other party primarily or secondarily liable hereunder.
4.Method and Place of Payment. All payments of principal and interest (including prepayments), shall be payable in lawful money of the United States of America to Lender on or before 5:00 p.m. (Eastern Standard Time) on the applicable payment date thereof by wire transfer to the account Lender designates in writing. All payments by Borrower under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law.
5.Representations and Warranties. Borrower and each of its subsidiaries has good and marketable title to the assets purported to be owned by it, including, without limitation, the Collateral and the shares owned by Remark Holdings SPV, Inc. in Sharecare, Inc., a Delaware corporation (the “Sharecare Shares”), in each case free and clear of any Lien, security interest, pledge, assignment, encumbrance or other interest of any third party, other than Permitted Liens. Each Loan Party has all requisite power and authority to execute and deliver this Note and to perform its obligations hereunder, including without limitation, to pledge and grant a security interest in the applicable Collateral as contemplated hereby. This Note has been duly and validly executed and is the legal, valid and binding obligation of each Loan Party and is enforceable against such Loan Party in accordance with its terms. Borrower has, either directly or as contained in Borrower’s disclosures filed with the Securities and Exchange Commission on Form 10-K or Form 10-Q, disclosed to Lender all information regarding its assets, liabilities and financial condition that could affect its

ActiveUS 185113768v.13

ability to perform its obligations under this Note. No representation, warranty or other statement of any Loan Party in any certificate or written statement given or made to Lender, as of the date such representation, warranty, or other statement was made, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading in light of the circumstances under which they were made. Borrower is not left with unreasonably small capital after the transactions in this Note. Borrower is able to pay its debts (including trade debts) as they mature. Borrower has no domestic subsidiaries other than the Guarantors. The Collateral is not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and no Loan Party is aware of the institution of any such proceedings. Except as set forth on Schedule II hereto, there are no actions or proceedings pending or threatened in writing by or against Borrower or any of its subsidiaries involving more than, individually or in the aggregate, One Hundred Thousand Dollars ($100,000). No consent, authorization, approval or other action by, and no notice to or filing (other than filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of Lender) with, any person, entity, governmental authority or regulatory body is required either (i) for the pledge by any Loan Party of the Collateral pursuant hereto, (ii) for the execution, delivery or performance of this Note by any Loan Party or (iii) for the exercise by Lender of any remedies with respect to the Collateral. Neither the execution, delivery or performance of this Note, including the incurrence of indebtedness and pledge of Collateral hereunder will, (a) violate any applicable law, (b) violate the organizational documents of any Loan Party, or (c) breach, violate or result in a default, or give rise to a termination, cancellation or acceleration right, under any agreement, instrument or other contractual obligation of any Loan Party. Borrower and each of its subsidiaries own or licenses or otherwise have the right to use all intellectual property rights that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto. “Lien” means any interest in property securing an obligation, whether such interest is based on common law, statute or contract, and including any security interest or lien arising from a mortgage, encumbrance, pledge, claim, charge, easement, servitude, security agreement, conditional sale or trust receipt or lease, consignment or bailment for security purposes. “Permitted Liens” means (a) Liens created hereunder, (b) Liens for unpaid taxes that are not yet delinquent, (c) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of the Loan Parties, (d) Liens arising from deposits made in connection with obtaining worker’s compensation or other unemployment insurance, and (e) customary Liens in favor of a banking institution in the ordinary course of business encumbering deposits (including a right of set-off) held by such banking institution.
6.Collateral and Security Interest.
(a)Each Loan Party hereby pledges, grants and assigns to Lender to secure the payment and performance in full of all of such Loan Party’s obligations under this Note (whether for principal, interest or otherwise), a continuing security interest in all assets, properties and rights of any kind owned by such Loan Party including, without limitation, all personal and fixture property of every kind and nature, including, without limitation, all goods, inventory, equipment, instruments, promissory notes, documents, accounts, including health care insurance receivables, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, investment property, financial assets, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles, including, without limitation, all payment intangibles, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, software (including any copyrights, trademarks and trade secrets of the software), customer lists, goodwill, and all licenses, leases, permits, agreements of any kind or nature, wherever located, whether now owned or hereafter acquired or arising and all accessions and improvements to, substitutions and replacements for and rents, profits and products and proceeds thereof (together, the “Collateral”). Notwithstanding the foregoing, the Collateral shall not include (i) any property where the granting of a security interest in such property would be prohibited by agreement, applicable law or regulation or, with respect to any pledge of equity interests owned by any Loan Party in any entity that is not wholly-owned by the Loan Parties, the organizational documents of such entity (in each case, only to the extent that such contractual provisions are not rendered ineffective by applicable law or otherwise unenforceable), in each case, to the extent that a grant of a security interest therein would violate or invalidate such agreement or create a right of termination in favor of any other party thereto (other than any Loan Party) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition, (ii) the issued and outstanding voting capital stock of any first-tier foreign subsidiary in excess of 65% of such voting capital stock and 100% of the non-voting stock of any such first-tier foreign subsidiary, and (iii) those assets as to which Lender and Borrower agree in writing shall be excluded where the costs and burdens of obtaining a security interest therein or perfection thereof outweigh the benefit to Lender of the security to be afforded thereby (collectively, the “Excluded Assets”); provided, however, “Excluded Assets” shall not include any proceeds, substitutions or replacements of Excluded Assets (unless such proceeds, substitutions or replacements would in and of themselves constitute Excluded Assets). Terms used but not otherwise defined in this Section 6(a) have the meanings specified in the Uniform Commercial Code as in effect in the State of New York.,
(b)Each Loan Party hereby irrevocably authorizes Lender at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements, amendments or modifications thereto or continuations thereof that (a) indicate the Collateral (i) as all assets of such Loan Party or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment. Each Loan Party hereby further irrevocably authorizes the Lender to file intellectual property security agreements with respect to the Collateral with the United States Patent and Trademark Office or United States Copyright Office (or any successor office), as applicable.

(c)At any time and from time to time, each Loan Party will duly execute, deliver and file with appropriate agencies such further instruments and documents, provide such further information and take such further actions as Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Note and of the rights and powers granted herein. Further to insure the attachment, perfection and first priority of, and the ability of Lender to enforce, the security interest in the Collateral, each Loan Party agrees, in each case at such Loan Party’s own expense, that if any Loan Party shall at any time hold or acquire any promissory notes or tangible chattel paper, deposit accounts, securities or investment property, electronic chattel paper, letter of credit rights, or commercial tort claims, or any Collateral shall come into possession of a bailee, such Loan Party shall immediately notify Lender thereof and take any action reasonably requested by Lender to insure the attachment, perfection and first priority of, and the ability of Lender to enforce, the security interest granted to Lender in any and all of the Collateral.

(d)In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default, Lender shall have the right to enter and remain upon the premises of any Loan Party without cost or charge to Lender, and use the same, together with materials, supplies, books and records of such Loan Party for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, Lender may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

(e)Failure by Lender to exercise any right, remedy or option under this Note or applicable law, or any delay by Lender in exercising the same, shall not operate as a waiver of any such right, remedy or option. The rights and remedies of Lender under this Note shall be cumulative and not exclusive of any other right or remedy which Lender has.

(f)In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which Lender is legally entitled, the Loan Parties shall be liable for the deficiency, together with interest thereon, together with the costs of collection and the reasonable fees, charges and disbursements of counsel.

(g)Upon request of Lender, each Loan Party shall promptly obtain fully executed and delivered control agreements with respect to any deposit, securities and investment accounts of such Loan Party in form and substance reasonably acceptable to Lender.

(h)Subject to Section 16, upon the repayment in full in cash of this Note, including pursuant to Section 10, Lender will be forever released from all of its obligations and liabilities under or in respect of this Note including without limitation, pursuant to this Section 6, and the security interest granted hereunder will thereafter terminate and be of no further force or effect.

7.Default; Acceleration. At the option of Lender, this Note and the indebtedness evidenced hereby shall become due and payable without further notice or demand, and notwithstanding any prior waiver of any breach or default or other indulgence, upon the occurrence any of the following (each, an “Event of Default”):
(a)the failure by any Loan Party to pay when due any amount due under this Note and such failure continues for more than five (5) days past the due date;
(b)any breach or failure to perform any of the other terms of this Note;

(c)any representation, warranty or other statement made or deemed made by or on behalf of any Loan Party pursuant to or in connection with this Note shall be incorrect in any material respect as of the date made or deemed made (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or “material adverse effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification);

(d)any act by, against, or relating to any Loan Party, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee or other Person, pursuant to court action or otherwise, over all, or any part of any Loan Party’s property;

(e)any assignment for the benefit of the creditors of any Loan Party, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for any Loan Party; the failure by any Loan Party to generally pay the debts of such Loan Party as they mature; adjudication of bankruptcy or insolvency relative to such Loan Party; the entry of an order for relief or similar order with respect to any Loan Party in any proceeding pursuant to Title 11 of the United States Code entitled “bankruptcy” (the “Bankruptcy Code”) or any other federal bankruptcy law; the filing of any complaint, application, or petition by or against any Loan Party initiating any matter in which such Loan Party is or may be granted any relief from the debts of such Loan Party pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the calling or sufferance of a meeting of creditors of any Loan Party; the meeting by any Loan Party of a formal or informal creditor's committee; the offering by or entering into by any Loan Party of any composition, extension or any other arrangement seeking relief or extension for the debts of any Loan Party, or the initiation of any other judicial or non-judicial proceeding or agreement by, against or including any Loan Party which seeks or intends to accomplish a reorganization or arrangement with creditors;

(f)the default of any Loan Party for failure to pay amounts due and payable under any indebtedness of such Loan Party (other than the amounts owing under that certain Promissory Note, dated as of April 12, 2017, issued by Borrower in favor of Urban Land of Nevada, LLC, as amended by that certain Amendment No. 1 to Promissory Note, dated as of May 12, 2017) in an amount in excess of $100,000, whether individually or in the aggregate (subject to any applicable cure periods, forbearance or forgiveness), if the effect of such default is to accelerate the maturity of any such indebtedness or to permit the holder or holders of any such indebtedness, or any trustee or agent for such holders, to cause such indebtedness to become due and payable prior to its expressed maturity or, if such indebtedness is a guaranty, to call upon such guaranty in advance of nonpayment of the guaranteed indebtedness;

(g)a final judgment or judgments shall be entered against any Loan Party in an aggregate amount in excess of $100,000, whether individually or in the aggregate (net of insurance proceeds, if any), and such judgment or judgments shall remain unstayed, unvacated, undischarged or unsatisfied for 30 calendar days;

(h)Lender shall for any reason cease to hold a valid and enforceable, perfected, first priority Lien in the Collateral, subject only to Permitted Liens;

(i)the termination of existence, dissolution, or liquidation of any Loan Party or the ceasing to carry on actively any substantial part of such Loan Party’s current business;

(j)the occurrence of any of the following: (i) a sale of all or substantially all of the Borrower’s assets, (ii) a merger, consolidation or business combination transaction of Borrower with or into another corporation, limited liability company or other entity, in each case pursuant to which stockholders of the Borrower prior to such merger, consolidation or business combination transaction own less than fifty percent (50%) of the voting interests in the surviving or resulting entity, (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of 35% or more of Borrower’s then outstanding voting securities, (iv) individuals who on the date of this Note constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of at least a majority of the directors of the Borrower then still in office who were either directors on the date of this Note, or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower, or (v) Kai-Shing Tao shall (A) cease to beneficially and of record own and control, directly or indirectly, at least 4% or more of Borrower’s then outstanding voting securities or (B) cease to be involved in the day to day operations and management of the business of the Loan Parties; or

(k)the occurrence of any event, circumstance or condition that has had or could reasonably be expected to have a materially adverse effect on (a) the rights and remedies available to Lender under this Note or the perfection or applicable priority of Lender’s Lien in the Collateral, taken as a whole, or in the value of such Collateral; (b) the business, assets, results of operations or financial condition of the Loan Parties taken as a whole; (c) the ability of Borrower or any other Loan Party to perform its respective obligations under this Note; (d) the prospect of repayment of any portion of the obligations under this Note; or (e) the legality, validity, binding effect or enforceability against the Borrower or any other Loan Party of this Note.

Failure to exercise this option shall not constitute a waiver of the right to exercise the same at any other time. Notwithstanding the foregoing, if an Event of Default specified in Section 7(d), (e) or (f) shall occur, then the Loan, all accrued interest in respect thereof and all accrued and unpaid fees and other indebtedness or obligations owing to Lender hereunder shall immediately become due and payable, as aforesaid shall automatically become effective, in each case without the giving of any notice or other action by Lender, which notice or other action is expressly waived by the Loan Parties.

8.Default Rate. Upon the occurrence and during the continuance of an Event of Default, the rate of interest otherwise applicable hereunder will be increased by five percent (5% or 500 basis points) (the “Default Rate”) for so long as the Event of Default remains uncured.
9.Remedies Upon Default. Upon any Event of Default by any Loan Party, Lender may pursue any and all remedies provided at law or in equity. Lender’s remedies set forth above are not exclusive of any other available remedy or remedies, but each remedy shall be cumulative and shall be in addition to any other remedy given in this Note, at law, in equity, or by statute, whether now existing or hereafter arising. The exercise of any remedy or remedies shall not be an election of remedies. The remedies and rights of Lender may be exercised concurrently, alone, in any combination, or in any order that Lender deems appropriate. Any waiver or consent to waiver of any of the foregoing provisions shall not be construed as a bar to a waiver of any such right on any future occasion. Each Loan Party hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact, with full irrevocable power and authority in the place and stead of such Loan Party or in Lender’s own name, for the purpose of carrying out the terms of this Note, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Note and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of such Loan Party, without notice to or assent by such Loan Party, to do the following upon the occurrence of an Event of Default: generally, to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code and as fully and completely as though Lender was the absolute owner thereof for all purposes, and to do at the expense of the Loan Parties, at any time, or from time to time, all acts and things which Lender deems necessary or desirable to protect, preserve or realize upon the Collateral and Lender’s security interest therein, in order to effect the intent of this Note, all as fully and effectively as any Loan Party might do.
10.Prepayment. The Loan may be prepaid at any time and from time to time, in whole or in part. Additionally, Borrower shall prepay the Loan on a dollar for dollar basis immediately following the receipt by Borrower or any subsidiary of Borrower of any Net Cash Proceeds from any sale, dividend, transfer or other liquidity event with respect to the Sharecare Shares. Any principal amount prepaid shall be accompanied by all accrued and unpaid interest on such amount, together with all interest that would have accrued at the Interest Rate on such amount from the date of such prepayment to the Maturity Date (the “Prepayment Fee”). Notwithstanding the foregoing, the Prepayment Fee shall not be payable in the event of any prepayment of the Loan with the proceeds of any subsequent financing provided by Lender or any affiliate of Lender to Borrower. For purposes of this Section 10, “Net Cash Proceeds” means (x) the gross amount of all cash proceeds actually paid to or actually received by Borrower or any subsidiary of Borrower in respect of such sale, dividend, transfer or other liquidity event (including any cash proceeds received as proceeds of any disposition of non-cash proceeds), less (y) the sum of (1) the amount, if any, of all customary fees, legal fees, accounting fees, brokerage fees, commissions, costs and other expenses that are incurred in connection with such sale, dividend, transfer or other liquidity event and are payable by Borrower or any subsidiary of Borrower, and (2) appropriate amounts that must be set aside as a reserve as required by GAAP against any indemnities or liabilities (contingent or otherwise) directly attributable to such sale, dividend, transfer or other liquidity event.
11.Covenants. Borrower shall use the proceeds from borrowings under this Note for general corporate purposes of Borrower and its subsidiaries, in each case, in a manner consistent with the identified use of proceeds previously disclosed by Borrower to Lender. None of Borrower nor any subsidiary of Borrower shall change its name or corporate form or jurisdiction of organization, merge with another entity (other than an affiliate of Lender), consolidate, or sell or dispose of any material portion of its assets, without Lender’s prior written consent. None of Borrower nor any subsidiary of Borrower shall sell, lease, license, convey, assign (by operation of law or otherwise), exchange or otherwise voluntarily or involuntarily transfer or dispose of any interest in any of its assets (other than upon receipt of fair consideration for obsolete assets, trade-ins and disposition, sales or licenses in the ordinary course of business) or any portion thereof or encumber, or hypothecate, or create, incur or permit to exist any pledge, mortgage, lien, security interest, charge, encumbrance or adverse claim upon or other interest in or with respect to any of its assets (other than Permitted Liens) without Lender’s prior written consent. Borrower and each of its subsidiaries will maintain books and records with respect to the Collateral, and upon Lender’s request, promptly furnish to Lender such reports relating to the Collateral. Borrower shall comply with all filing, reporting and other disclosure requirements under the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission in effect from time to time. None of Borrower nor any subsidiary of Borrower shall directly or indirectly enter into or permit to exist any transaction with any affiliate (other than a wholly-owned subsidiary) of Borrower. Borrower will advise Lender promptly and in reasonable detail upon any officer or director of Borrower or any of its subsidiaries obtaining knowledge (i) of any Lien or claim made or asserted against any assets of Borrower or any of its subsidiaries that is not a Permitted Lien, and (ii) of the occurrence of any other event that would have a material adverse effect on the Collateral or the Lien granted hereby, or on the ability of any Loan Party or Lender to dispose of any of the Collateral, including the levy of any legal process against any of the Collateral. None of Borrower nor any subsidiary of Borrower shall repay or refinance any indebtedness of Borrower or any subsidiary of Borrower (other than pursuant to Section 10, trade payables in the ordinary course of business and current interest on indebtedness for borrowed money outstanding on the date hereof) without the prior written consent of Lender. None of Borrower nor any subsidiary of Borrower shall create, incur or permit to exist any indebtedness other than the indebtedness outstanding on the date hereof and listed on Schedule I hereto, without the prior written consent of Lender. None of Borrower nor any subsidiary of Borrower shall pay any dividend or other distribution, or make any other payment on account of any redemption, repurchase, acquisition or other return of capital, direct or indirect (whether in cash, securities or other property), with respect to any equity interests in Borrower or such subsidiary. None of Borrower nor any Loan Party shall (i) make any equity or loan investment in any other person or (ii) create any subsidiary, in each case without the prior written consent of Lender. Each of Borrower and its subsidiaries shall remain the sole owners of all of their respective intellectual property, except for (a) non-exclusive licenses or similar arrangements granted to its customers in the ordinary course of business and (b) over-the-counter software that is commercially available to the public. Borrower and each Loan Party will, consistent with commercially reasonable practice, defend at its sole expense, the right, title and security interest granted hereunder against the claims of any person, firm, corporation or other entity. Lender shall have the right, upon reasonable advance notice and at such times as may be reasonably requested, to enter into and upon any premises where any of the Collateral or records with respect thereto are located for the purpose of inspecting the same, performing an audit, making copies of records, observing the use of any part of the Collateral, protecting Lender’s security interest in the Collateral (including discussing the Loan Parties’ affairs with the officers of Borrower and the other Loan Parties and their independent auditors) or otherwise determining whether Borrower or any other Loan Party is in compliance with the terms of this Note.
12.Guarantee.
(a)Each Guarantor unconditionally guarantees, jointly with the other Guarantors, and severally, as a primary obligor and not merely as a surety, irrespective of the validity and enforceability of this Note or the obligations of Borrower hereunder: (x) the due and punctual payment of all obligations of Borrower under this Note, whether now or hereafter due, owing or incurred in any manner, whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, together in each case with all renewals, modifications, consolidations or extensions hereof and (y) the due and punctual performance of all covenants, agreements, obligations and liabilities of Borrower under or pursuant to this Note (all such monetary and other obligations being herein collectively referred to as the “Guaranteed Obligations”). Anything contained in this Note to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Guarantor’s obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws and after giving effect as assets of such Guarantor to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (i) applicable Law or (ii) any agreement providing for an equitable allocation among such Guarantor and other affiliates of Borrower of obligations arising under guaranties by such parties. If any Guarantor’s liability hereunder is limited pursuant to this paragraph to an amount that is less than the total amount of the Guaranteed Obligations, then it is understood and agreed that the portion of the Guaranteed Obligations for which such Guarantor is liable hereunder shall be the last portion of the Guaranteed Obligations to be repaid.
(b)Each Guarantor guarantees that the Guaranteed Obligations will be paid in accordance with the terms of the Note, regardless of any law or regulation now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Lender with respect hereto. The obligations of each Guarantor under this Note are independent of the Guaranteed Obligations of each other Guarantor or the obligations of Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Note, irrespective of whether any action is brought against Borrower or any other Guarantor or whether Borrower or any other Guarantor is joined in any such action or actions. This Note is an absolute and unconditional guaranty of payment when due, and not of collection, by each Guarantor, jointly and severally with each other Guarantor of the Guaranteed Obligations.

(c)The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including the existence of any claim, set-off or other right which any Guarantor may have at any time against any other person, whether in connection herewith or any unrelated transactions. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other party under this Note but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Borrower or such party.

(d)Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be released, discharged or otherwise affected or impaired by, and each Guarantor hereby waives:
(i)any change in the manner, place, time or terms of payment of any Guaranteed Obligation or any other amendment, supplement or modification to this Note;

(ii)any release, non-perfection or invalidity of any direct or indirect security for any Guaranteed Obligation, any sale, exchange, surrender, realization upon, offset against or other action in respect of any direct or indirect security for any Guaranteed Obligation;

(iii)any change in the existence, structure or ownership of any party or any insolvency, examinership, bankruptcy, reorganization, arrangement, readjustment, composition, liquidation or other similar proceeding affecting any party or its assets or any resulting disallowance, release or discharge of all or any portion of any Guaranteed Obligation;

(iv)the existence of any claim, set-off or other right which any Guarantor may have at any time against any other Person, whether in connection herewith or any unrelated transaction; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(v)any invalidity or unenforceability relating to or against any other party for any reason of the Note or any other agreement or instrument evidencing or securing any Guaranteed Obligation or any provision of applicable Law purporting to prohibit the payment by any party of any Guaranteed Obligation;

(vi)any failure by Lender: (A) to file or enforce a claim against Borrower or its estate (in a bankruptcy, examinership or other proceeding); (B) to give notice of the existence, creation or incurrence by Borrower of any new or additional indebtedness or obligation under or with respect to the Guaranteed Obligations; (C) to commence any action against Borrower; (D) to disclose to any Guarantor any facts which Lender may now or hereafter know with regard to Borrower; or (E) to proceed with due diligence in the collection, protection or realization upon any collateral securing the Guaranteed Obligations;

(vii)any direction as to application of payment by any other Person

(viii)any act or failure to act by Lender or Borrower which may deprive any Guarantor of any right to subrogation, contribution or reimbursement against any other Loan Party or any right to recover full indemnity for any payments made by such Guarantor in respect of the Guaranteed Obligations; or

(ix)any other act or omission to act or delay of any kind by any other entity, person or circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder (except that a Guarantor may assert the defense of payment in full of the Guaranteed Obligations).

(e)Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to Lender in respect of any obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and Lender, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 7 for the purposes of this Section 12, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Section 7, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of Lender under this Section 12.

13.Payment of Costs of Collection; Expenses; Indemnification. If any action is instituted to collect on this Note, the Loan Parties promise to pay all of Lender’s costs and expenses, including reasonable attorneys’ fees, incurred in connection with such action. In addition, the Loan Parties will pay all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Lender in connection with the negotiation, preparation, execution and administration of this Note (the “Closing Expenses”), and in connection with any amendments, waivers or consents under or in respect of this Note (whether or not such amendment, waiver or consent becomes effective). The Loan Parties agree, on a joint and several basis, to indemnify, defend and hold Lender and its directors, officers, employees, agents, attorneys, or any other person affiliated with or representing Lender (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by this Note; and (ii) all losses or expenses (including Closing Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Lender and any Loan Party, except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct. This Section 13 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.
14.Waivers. Each Loan Party, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note and assents to any extensions or postponements of the time of payment.
15.Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.
16.Reinstatement. Notwithstanding anything herein to the contrary, this Note shall remain in full force and effect and continue to be effective should any petition be filed by or against any Loan Party for liquidation or reorganization, should any Loan Party become insolvent or make an assignment for any benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Loan Party’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the obligations, whether as a “voidable preference,” “fraudulent conveyance” or otherwise, all as though such payment, or any part thereof, is rescinded, reduced, restored or returned.
17.Notices. All notices, requests, consents and other communications under this Note shall be in writing and shall be deemed delivered (a) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (b) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:
If to any Loan Party, at the address set forth above; or
If to Lender, such address has been furnished in writing by Lender to Borrower, with a copy to Justin Ochs, Wilmer Cutler Pickering Hale and Dorr LLP, 1875 Pennsylvania Avenue NW, Washington, DC 20006.

18.General Provisions. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY AND LENDER WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS NOTE. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL. This Note constitutes the entire agreement and understanding between the Loan Parties and Lender relating to the subject matter hereof and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written between them relating to the subject matter hereof. No other Person (other than any Indemnified Person) shall be deemed to be a third-party beneficiary of this Note or shall have any rights hereunder. This Note may not be amended, modified, waived, discharged or terminated orally, but only by written agreement of Lender and each Loan Party. Each provision of this Note shall be severable from every other provision of this Note for the purpose of determining the legal enforceability of any specific provision. This Note shall be binding upon each Loan Party and such Loan Party’s successors and assigns. No Loan Party may assign this Note, or delegate its duties hereunder, without the prior written consent of Lender, in its sole and absolute discretion. Lender may freely assign, pledge or otherwise transfer this Note, in whole or in part. If any of the provisions in this Note shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note. This Note may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature” and words of like import in this Note shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

[Signature Page to Follow]

IN WITNESS WHEREOF, each Loan Party has caused this Senior Secured Promissory Note to be duly executed as of the date set forth above.

REMARK HOLDINGS, INC., as Borrower

By:    /s/ Kai-Shing Tao
Name:    Kai-Shing Tao
Title:     Chief Executive Officer

BIKINI.COM, LLC, as a Guarantor
By: Remark Holdings, Inc., its Sole Member

By:    /s/ Kai-Shing Tao
Name:    Kai-Shing Tao
Title:     Chief Executive Officer

REMARK HOLDINGS SPV, INC., as a Guarantor

By:    /s/ Kai-Shing Tao
Name:    Kai-Shing Tao
Title:     President

REMARK AI, LLC, as a Guarantor
By: Remark Holdings, Inc., its Manager

By:    /s/ Kai-Shing Tao
Name:    Kai-Shing Tao
Title:     Chief Executive Officer

RAAD PRODUCTIONS, LLC, as a Guarantor
By: Remark Holdings, Inc., its Sole Member

By:    /s/ Kai-Shing Tao
Name:    Kai-Shing Tao
Title:     Chief Executive Officer

RAAD PROMOTIONS, LLC, as a Guarantor
By: RAAD Productions, LLC, its Sole Member

By:    /s/ Kai-Shing Tao
Name:    Kai-Shing Tao
Title:     Authorized Person

Signature Page to Senior Secured Promissory Note

AGREED TO AND ACCEPTED:

JEFFERSON REMARK FUNDING LLC

By:     /s/ Anthony D. Minella
Name:     Anthony D. Minella
Title:     President

Signature Page to Senior Secured Promissory Note